Exhibit 23.02

CONSENT OF ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.

We consent to the use in the Prospectus constituting part of this Registration Statement on Amendment No. 3 to Form S-1 of Global Macro Trust of our report dated April 16, 2012 on the statement of financial condition of Millburn Ridgefield Corporation as of December 31, 2011 which appears in such Prospectus.  We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

Arthur F. Bell, Jr. & Associates, L.L.C.

Hunt Valley, Maryland

April 20, 2012